EXHIBIT 99.1

JOINT FILING AGREEMENT

August 17, 2020

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: August 17, 2020	ORCC III WAREHOUSE L.L.C.

	By:	Oak Lawn Direct Investors GP, L.L.C.
	Its:	Managing Member

	By:	I35 Advisors, Inc.
	Its:	Manager

	By:	/s/ Diane Tobin
	Name:	Diane Tobin
	Title:	Authorized Signatory
	Date:	August 17, 2020

OAK LAWN DIRECT INVESTORS GP, L.L.C.

	By:	I35 Advisors, Inc.
	Its:	Manager

	By:	/s/ Diane Tobin
	Name:	Diane Tobin
	Title:	Authorized Signatory
	Date:	August 17, 2020

I35 ADVISORS, INC.

	By:	/s/ Diane Tobin
	Name:	Diane Tobin
	Title:	Authorized Signatory
	Date:	August 17, 2020

CH INVESTMENT PARTNERS, L.L.C.

By:	Oak Lawn Capital Management, L.P.
Its:	Managing Member

By:	I35 Advisors, Inc.
Its:	General Partner

By:	/s/ Diane Tobin
Name:	Diane Tobin
Title:	Authorized Signatory
Date:	August 17, 2020

KIRK L. RIMER

By:	/s/ Diane Tobin
Name:	Diane Tobin
Title:	Authorized Signatory
Date:	August 17, 2020

MICHAEL R. SILVERMAN

By:	/s/ Diane Tobin
Name:	Diane Tobin
Title:	Authorized Signatory
Date:	August 17, 2020